UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 15, 2005, Cleveland-Cliffs Inc (the "Company"), through its wholly owned subsidiary, Cliffs Erie L.L.C., closed the sale transaction with PolyMet Mining, Inc. ("PolyMet") with respect to certain assets formerly owned by the LTV Steel Mining Company, as previously described in the Company’s September 14, 2005 press release.

The Company received proceeds of US $1 million in cash and 6,200,547 common shares of PolyMet Mining Corporation, PolyMet’s Canadian parent company. The Company will receive additional cash proceeds of US $2.4 million in quarterly installments by and according to the terms of a contract for deed executed by the parties. As the final component of the purchase price, PolyMet will assume from the Company, certain on-going site related environmental and reclamation obligations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

November 16, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary